Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
SECOND QUARTER 2024 FINANCIAL RESULTS
Second quarter 2024 GAAP diluted earnings per share of $0.75
Second quarter 2024 diluted earnings per share, excluding special charges, of $1.77(1)(3)
Second quarter 2024 airline only diluted earnings per share, excluding special charges, of $2.24(1)(3)

ANNOUNCED STRATEGIC REVIEW OF SUNSEEKER RESORT

LAS VEGAS. July 31, 2024 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2024, as well as comparisons to the prior year:

Consolidated	Three Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$666.3	$683.8	(2.6)%
Total operating expense	631.4	550.4	14.7%
Operating income	34.9	133.4	(73.8)%
Income before income taxes	18.0	116.3	(84.5)%
Net income	13.7	88.5	(84.5)%
Diluted earnings per share	0.75	4.80	(84.4)%
Sunseeker special charges, net of recoveries(3)	(2.0)	(11.2)	82.1%
Airline special charges(3)	20.1	—	NM
Net income, excluding special charges net of recoveries(1)(3)	32.5	80.2	(59.5)%
Diluted earnings per share excluding special charges net of recoveries(1)(3)	1.77	4.35	(59.3)%

Airline only	Three Months Ended June 30,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$649.5	$683.8	(5.0)%
Airline operating expense	602.5	556.3	8.3%
Airline operating income	47.0	127.5	(63.1)%
Airline income before income taxes	35.5	110.4	(67.8)%
Airline special charges(3)	20.1	—	NM
Airline net income, excluding special charges(1)(3)	41.0	84.2	(51.3)%
Airline operating margin, excluding special charges(1)(3)	10.3%	18.6%	(8.3)
Airline diluted earnings per share, excluding special charges(1)(3)	2.24	4.57	(51.0)%

Consolidated	Six Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$1,322.7	$1,333.5	(0.8)%
Total operating expense	1,272.3	1,105.2	15.1%
Operating income	50.3	228.3	(78.0)%
Income before income taxes	16.7	190.8	(91.2)%
Net income	12.8	144.6	(91.1)%
Diluted earnings per share	0.68	7.84	(91.3)%
Sunseeker special charges, net of recoveries(3)	(3.8)	(12.8)	70.3%
Airline special charges(3)	35.0	—	NM
Net income, excluding special charges net of recoveries(1)(3)	42.9	135.6	(68.4)%
Diluted earnings per share excluding special charges net of recoveries(1)(3)	2.34	7.35	(68.2)%

Airline only	Six Months Ended June 30,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$1,282.0	$1,333.5	(3.9)%
Airline operating expense	1,210.8	1,108.4	9.2%
Airline operating income	71.2	225.1	(68.4)%
Airline income before income taxes	48.0	189.2	(74.6)%
Airline special charges(3)	35.0	—	NM
Airline net income, excluding special charges(1)(3)	60.8	144.2	(57.8)%
Airline operating margin, excluding special charges(1)(3)	8.3%	16.9%	(8.6)
Airline diluted earnings per share, excluding special charges(1)(3)	3.31	7.81	(57.6)%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)Except Airline operating margin, excluding special charges, which is percentage point change.
(3)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period (sometimes referred to as the Sunseeker special charges). In 2024, we also recognized special charges for aircraft accelerated depreciation related to our revised fleet plan and for a ratification bonus paid to flight attendants in connection with our new collective bargaining agreement. The accelerated depreciation and ratification bonus are sometimes referred to as the airline special charges. We sometimes refer to all special charges as “specials” in this earnings release.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

“We finished the quarter with diluted earnings per share, excluding special charges, of $1.77,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “Peak period demand trends across our airline business remained strong during the quarter and notably, ancillary outperformed. We achieved $75.34 per passenger in total ancillary, a five percent increase over the prior year, driven by strength in seats, bags and cobrand. As we head into the third quarter, we expect a modest growth profile of just over one percent year-over-year with that growth coming in peak July and early August. Based on seasonal norms and consistent with how our model has historically operated, off-peak September capacity represents roughly half the capacity flown in July.

"As others have noted, this summer experienced increased capacity across the industry. While this has affected yields overall, our unique network structure has provided us with a layer of insulation. As I have mentioned before, we operate in our own swim lane with 75 percent of our routes facing no nonstop, direct competition. This number has remained virtually unchanged for over a decade and our expected growth profile maintains this non-competitive landscape.”

“I want to thank our team members for another quarter of strong operational performance, yielding a near-industry leading controllable completion of 99.7 percent for the quarter,” stated Gregory Anderson, president and incoming CEO of Allegiant Travel Company. “Financially, I am pleased with the progress we made during the second quarter, with the airline generating an adjusted operating margin of 10.3 percent for the quarter. Peak June utilization increased six percent from the prior year.

"We have two weeks remaining in our peak-summer period, and our operational performance has been terrific, with July utilization up roughly five percent over the prior year. Like many in the industry, we were challenged with a vendor technology outage that temporarily paused our flying. Full operations resumed less than 12 hours later. I am incredibly grateful with how Team Allegiant came together and quickly responded, ensuring the successful continuation of hundreds of flights on one of our highest scheduled flying days in our history. Since then we have run a 99.4 percent controllable completion factor – one of the best among impacted airlines. We expect the total financial impact from the outage will be approximately $15 million.

"Looking forward to 2025, we are on track to both return to pre-pandemic utilization levels and reduce operating inefficiencies related to Boeing’s delivery delays. We now expect to receive our first aircraft in September. Near-term increases in utilization are expected to be accomplished with roughly the same number of aircraft and same size infrastructure, which should have the dual benefit of increased revenues and lower unit costs. We also look forward to a full-year benefit from our recently installed Navitaire reservation system. We expect our enhanced Navitaire improvements to be a significant boost to the bottom line in 2025.

"Regarding Sunseeker, we continue to believe this one-of-a-kind resort holds greater value than currently reflected. To realize its full potential, however, we have engaged Prospect Hotel Advisors to conduct a strategic review of the property. Additionally, we now expect to receive up to $10 million of business interruption insurance for the full year 2024 due to delays in opening the resort. This will offset our expected full-year EBITDA loss of $25 million, reducing our cash loss estimate to approximately $15 million.

“The combination of increased utilization during our peak demand periods, the addition of our Boeing aircraft, the optimization of Navitaire and the benefits from Prospect Advisors should position us for a much-improved 2025 and beyond.”

Second Quarter 2024 Results and Highlights

•Total operating revenue of $666.3M, down 2.6 percent over the prior year
•Total fixed fee contract revenue of $17.7M, up 50.7 percent year-over-year
•Total average ancillary fare of $75.34, up 5.0 percent year-over-year driven by strength in seats, bags, and cobrand

•Operating income, excluding specials,(1)(2) of $53.0M, yielding an adjusted operating margin of 8.0 percent
•Airline-only operating income, excluding specials,(1)(2) of $67.0M, yielding an airline-only adjusted operating margin of 10.3 percent

•Income before income tax, excluding specials,(1)(2) of $36.1M, yielding an adjusted pre-tax margin of 5.4 percent
•Airline-only income before income tax, excluding specials,(1)(2) of $55.6M, yielding an adjusted pre-tax margin of 8.6 percent

•Consolidated EBITDA, excluding specials,(1)(2) of $118.3M, yielding an adjusted EBITDA margin of 17.8 percent
•Airline-only EBITDA, excluding specials,(1) of $126.3M, an adjusted 19.4 percent margin

•Airline-only operating CASM, excluding fuel and special charges,(2) of 8.23 ¢, up 5.6 percent year-over-year
•Includes $11.9M in incremental cost related to accrual of pilot retention bonuses

•$36.1M in total cobrand credit card remuneration received from Bank of America, up 24.6 percent from the prior year
•As of June 30, 2024, we had 525K total Allegiant Allways Rewards Visa cardholders

•Enrolled 552K new Allways Rewards members during the second quarter

•Named best low-cost carrier in North America by Skytrax, the international air transport rating organization

•During the third quarter announced eight new routes which will bring the total routes served to 558

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period (sometimes referred to as the Sunseeker special charges). In 2024, we also recognized special charges for aircraft accelerated depreciation related to our revised fleet plan and for a ratification bonus paid to flight attendants in connection with our new collective bargaining agreement. The accelerated depreciation and ratification bonus are sometimes referred to as the airline special charges. We sometimes refer to all special charges as “specials” in this earnings release.

Balance Sheet, Cash and Liquidity

•Total available liquidity at June 30, 2024 was $1.1B, which included $851.1M in cash and investments, and $275.0M in undrawn revolving credit facilities
•$68.9M in cash from operations during the second quarter 2024
•Total debt at June 30, 2024 was $2.2B
•Net debt at June 30, 2024 was $1.4B
•Debt principal payments of $31.7M during the quarter
•Returned $11.0M in dividends during the quarter
•On July 8, 2024 the company suspended its quarterly dividend indefinitely
•Air traffic liability at June 30, 2024 was $390.0M

Airline Capital Expenditures

•Second quarter capital expenditures of $39.0M, which included $14.8M for aircraft purchases and inductions and other related costs, and $24.2M in other airline capital expenditures
•Second quarter deferred heavy maintenance expenditures were $26.4M

Sunseeker Resort Charlotte Harbor

•Reported total operating revenues of $16.8M during its second quarter of operation
•Second quarter occupancy was roughly 35 percent with an average daily rate of $260 per night

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for airline-only loss per share, excluding special charges, consolidated loss per share, excluding special charges, and Sunseeker EBITDA, excluding special charges. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

Third quarter 2024 airline-only guidance

System ASMs - year over year change	~1.3%
Scheduled service ASMs - year over year change	~1.3%

Fuel cost per gallon	$2.80
Operating margin	(4.5%) to (6.5%)
Operating margin, excluding impact from vendor outage	(1.5%) to (3.5%)
Airline-only earnings (loss) per share, excluding special charges(3)	($1.50) - ($2.50)
Airline-only earnings (loss) per share, excluding special charges and impact from vendor outage(3)	($0.75) - ($1.75)

Third quarter 2024 consolidated guidance

Consolidated earnings (loss) per share, excluding special charges(3)	($2.50) - ($3.50)

Full-year 2024 airline-only guidance

System ASMs - year over year change	~1.5%
Scheduled service ASMs - year over year change	~1.5%

Interest expense (millions)	$130 to $140
Capitalized interest (1) (millions)	($40) to ($50)
Interest income (millions)	$35 to $45

Airline full-year CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits(2) (millions)	$180 to $200
Capitalized deferred heavy maintenance (millions)	$80 to $90
Other airline capital expenditures (millions)	$120 to $130

Recurring principal payments (millions) (full year)	$135 to $145

Full-year 2024 Sunseeker guidance

EBITDA, excluding special charges (millions)(3)	~(25)
Business interruption insurance proceeds related to delayed open	Up to $10m
Depreciation expense (millions)	~$25
Interest expense (millions)	~$20

Occupancy rate	~40%
Average daily rate	~$305

(1)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(2)Excludes capitalized interest related to pre-delivery deposits on new aircraft. Estimated capital expenditures are based on management's best estimate around aircraft deliveries, which differs from our contractual obligations.
(3)Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	3Q24	YE24
Boeing 737-8200 (190 seats)	—	4
Airbus A320 (180-186 seats)	75	75
Airbus A320 (177 seats)	13	11
Airbus A319 (156 seats)	34	34
Total	122	124

The table above is provided based on the company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude aircraft that we expect to take delivery of but not to be placed in service until the subsequent period.

The above plan is management's best estimate and differs from our contractual obligations.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 31, 2024 to discuss its second quarter 2024 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline and Sunseeker Resort operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, timing of collection of insurance proceeds, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of regulatory reviews of Boeing on its aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing and other third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully operate Sunseeker Resort, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$594,499	$642,747	(7.5)%
Third party products	37,102	28,904	28.4
Fixed fee contracts	17,699	11,741	50.7
Resort and other	16,983	418	NM
Total operating revenues	666,283	683,810	(2.6)
OPERATING EXPENSES:
Salaries and benefits	209,942	177,170	18.5
Aircraft fuel	170,060	162,611	4.6
Station operations	69,798	66,715	4.6
Depreciation and amortization	65,361	53,933	21.2
Maintenance and repairs	30,730	33,634	(8.6)
Sales and marketing	27,498	29,868	(7.9)
Aircraft lease rentals	5,749	5,975	(3.8)
Other	34,134	31,683	7.7
Special charges, net of recoveries	18,114	(11,208)	NM
Total operating expenses	631,386	550,381	14.7
OPERATING INCOME	34,897	133,429	(73.8)
OTHER (INCOME) EXPENSES:
Interest income	(11,130)	(11,845)	(6.0)
Interest expense	39,544	37,765	4.7
Capitalized interest	(11,609)	(8,881)	30.7
Other, net	67	45	48.9
Total other expenses	16,872	17,084	(1.2)
INCOME BEFORE INCOME TAXES	18,025	116,345	(84.5)
INCOME TAX PROVISION	4,326	27,876	(84.5)
NET INCOME	$13,699	$88,469	(84.5)
Earnings per share to common shareholders:
Basic	$0.75	$4.80	(84.4)
Diluted	$0.75	$4.80	(84.4)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,828	17,677	0.9
Diluted	17,869	17,683	1.1

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$594,499	$—	$594,499	$642,747	$—	$642,747
Third party products	37,102	—	37,102	28,904	—	28,904
Fixed fee contracts	17,699	—	17,699	11,741	—	11,741
Resort and other	172	16,811	16,983	418	—	418
Total operating revenues	649,472	16,811	666,283	683,810	—	683,810
OPERATING EXPENSES:
Salaries and benefits	197,417	12,525	209,942	174,967	2,203	177,170
Aircraft fuel	170,060	—	170,060	162,611	—	162,611
Station operations	69,798	—	69,798	66,715	—	66,715
Depreciation and amortization	59,345	6,016	65,361	53,843	90	53,933
Maintenance and repairs	30,730	—	30,730	33,634	—	33,634
Sales and marketing	25,918	1,580	27,498	29,518	350	29,868
Aircraft lease rentals	5,749	—	5,749	5,975	—	5,975
Other	23,426	10,708	34,134	29,039	2,644	31,683
Special charges, net of recoveries	20,073	(1,959)	18,114	—	(11,208)	(11,208)
Total operating expenses	602,516	28,870	631,386	556,302	(5,921)	550,381
OPERATING INCOME (LOSS)	46,956	(12,059)	34,897	127,508	5,921	133,429

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended June 30,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,621,848		4,755,981		(2.8)%
Available seat miles (ASMs) (thousands)	5,013,209		5,053,547		(0.8)
Airline operating expense per ASM (CASM) (cents)	12.02	¢	11.01	¢	9.2
Fuel expense per ASM (cents)	3.39	¢	3.22	¢	5.3
Airline special charges per ASM (cents)	0.40	¢	—	¢	NM
Airline operating CASM, excluding fuel and special charges (cents)	8.23	¢	7.79	¢	5.6
Departures	32,252		32,396		(0.4)
Block hours	75,759		76,615		(1.1)
Average stage length (miles)	883		884		(0.1)
Average number of operating aircraft during period	125.3		124.6		0.6
Average block hours per aircraft per day	6.6		6.8		(2.9)
Full-time equivalent employees at end of period	5,993		5,436		10.2
Fuel gallons consumed (thousands)	60,142		60,516		(0.6)
ASMs per gallon of fuel	83.4		83.5		(0.1)
Average fuel cost per gallon	$2.83		$2.69		5.2
Scheduled service statistics:
Passengers	4,572,769		4,719,623		(3.1)
Revenue passenger miles (RPMs) (thousands)	4,108,288		4,278,399		(4.0)
Available seat miles (ASMs) (thousands)	4,848,017		4,925,194		(1.6)
Load factor	84.7%		86.9%		(2.2)
Departures	31,128		31,487		(1.1)
Block hours	73,198		74,602		(1.9)
Average seats per departure	176.1		175.8		0.2
Yield (cents)(2)	6.99	¢	7.78	¢	(10.2)
Total passenger revenue per ASM (TRASM) (cents)(3)	13.03	¢	13.64	¢	(4.5)
Average fare - scheduled service(4)	$62.79		$70.56		(11.0)
Average fare - air-related charges(4)	$67.22		$65.63		2.4
Average fare - third party products	$8.11		$6.12		32.5
Average fare - total	$138.12		$142.31		(2.9)
Average stage length (miles)	885		887		(0.2)
Fuel gallons consumed (thousands)	58,169		58,962		(1.3)
Average fuel cost per gallon	$2.83		$2.70		4.8
Percent of sales through website during period	93.1%		95.2%		(2.1)
Other data:
Rental car days sold	371,405		391,515		(5.1)
Hotel room nights sold	61,837		70,257		(12.0)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$1,174,434	$1,252,023	(6.2)%
Third party products	70,501	54,942	28.3
Fixed fee contracts	36,560	25,858	41.4
Resort and other	41,193	674	NM
Total operating revenues	1,322,688	1,333,497	(0.8)
OPERATING EXPENSES:
Salaries and benefits	423,269	336,793	25.7
Aircraft fuel	340,147	352,157	(3.4)
Station operations	136,266	128,234	6.3
Depreciation and amortization	129,205	108,613	19.0
Maintenance and repairs	61,008	60,076	1.6
Sales and marketing	57,917	56,796	2.0
Aircraft lease rentals	11,734	13,067	(10.2)
Other	81,586	62,328	30.9
Special charges, net of recoveries	31,212	(12,820)	NM
Total operating expenses	1,272,344	1,105,244	15.1
OPERATING INCOME	50,344	228,253	(77.9)
OTHER (INCOME) EXPENSES:
Interest income	(23,371)	(21,974)	6.4
Interest expense	79,704	73,473	8.5
Capitalized interest	(22,794)	(14,061)	62.1
Other, net	117	52	NM
Total other expenses	33,656	37,490	(10.2)
INCOME BEFORE INCOME TAXES	16,688	190,763	(91.3)
INCOME TAX PROVISION	3,908	46,145	(91.5)
NET INCOME	$12,780	$144,618	(91.2)
Earnings per share to common shareholders:
Basic	$0.69	$7.85	(91.2)
Diluted	$0.68	$7.84	(91.3)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,746	17,840	(0.5)
Diluted	17,836	17,861	(0.1)

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$1,174,434	$—	$1,174,434	$1,252,023	$—	$1,252,023
Third party products	70,501	—	70,501	54,942	—	54,942
Fixed fee contracts	36,560	—	36,560	25,858	—	25,858
Resort and other	495	40,698	41,193	674	—	674
Total operating revenues	1,281,990	40,698	1,322,688	1,333,497	—	1,333,497
OPERATING EXPENSES:
Salaries and benefits	396,926	26,343	423,269	332,488	4,305	336,793
Aircraft fuel	340,147	—	340,147	352,157	—	352,157
Station operations	136,266	—	136,266	128,234	—	128,234
Depreciation and amortization	117,212	11,993	129,205	108,465	148	108,613
Maintenance and repairs	61,008	—	61,008	60,076	—	60,076
Sales and marketing	54,796	3,121	57,917	56,158	638	56,796
Aircraft lease rentals	11,734	—	11,734	13,067	—	13,067
Other	57,742	23,844	81,586	57,752	4,576	62,328
Special charges, net of recoveries	34,987	(3,775)	31,212	14	(12,834)	(12,820)
Total operating expenses	1,210,818	61,526	1,272,344	1,108,411	(3,167)	1,105,244
OPERATING INCOME (LOSS)	71,172	(20,828)	50,344	225,086	3,167	228,253

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Six Months Ended June 30,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	8,726,708		8,904,434		(2.0)%
Available seat miles (ASMs) (thousands)	9,785,180		9,731,169		0.6
Airline operating expense per ASM (CASM)(cents)	12.38	¢	11.39	¢	8.7
Fuel expense per ASM (cents)	3.48	¢	3.62	¢	(3.9)
Airline special charges per ASM (cents)	0.36	¢	—	¢	NM
Airline operating CASM, excluding fuel and special charges (cents)	8.54	¢	7.77	¢	9.9
Departures	61,477		61,541		(0.1)
Block hours	148,391		148,405		—
Average stage length (miles)	900		896		0.4
Average number of operating aircraft during period	125.6		123.7		1.5
Average block hours per aircraft per day	6.5		6.6		(1.5)
Full-time equivalent employees at end of period	5,993		5,436		10.2
Fuel gallons consumed (thousands)	116,366		115,950		0.4
ASMs per gallon of fuel	84.1		83.9		0.2
Average fuel cost per gallon	$2.92		$3.04		(3.9)
Scheduled service statistics:
Passengers	8,642,288		8,841,819		(2.3)
Revenue passenger miles (RPMs) (thousands)	7,992,097		8,203,761		(2.6)
Available seat miles (ASMs) (thousands)	9,484,939		9,498,960		(0.1)
Load factor	84.3%		86.4%		(2.1)
Departures	59,305		59,760		(0.8)
Block hours	143,563		144,611		(0.7)
Average seats per departure	176.7		175.9		0.5
Yield (cents)(2)	7.41	¢	8.03	¢	(7.7)
Total passenger revenue per ASM (TRASM) (cents)(3)	13.13	¢	13.76	¢	(4.6)
Average fare - scheduled service(4)	$68.53		$74.46		(8.0)
Average fare - air-related charges(4)	$67.36		$67.14		0.3
Average fare - third party products	$8.16		$6.21		31.4
Average fare - total	$144.05		$147.82		(2.6)
Average stage length (miles)	905		900		0.6
Fuel gallons consumed (thousands)	112,735		113,107		(0.3)
Average fuel cost per gallon	$2.92		$3.04		(3.9)
Percent of sales through website during period	94.8%		95.4%		(0.6)
Other data:
Rental car days sold	729,349		745,941		(2.2)
Hotel room nights sold	123,131		139,196		(11.5)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	June 30, 2024 (unaudited)	December 31, 2023	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$215.8	$143.3	50.6%
Short-term investments	576.1	671.4	(14.2)
Long-term investments	59.2	56.0	5.7
Total unrestricted cash and investments	851.1	870.7	(2.3)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	485.6	439.9	10.4
Long-term debt and finance lease obligations, net of current maturities and related costs	1,733.2	1,819.7	(4.8)
Total debt	2,218.8	2,259.6	(1.8)
Debt, net of unrestricted cash and investments	1,367.7	1,388.9	(1.5)
Total Allegiant Travel Company shareholders’ equity	1,333.0	1,328.6	0.3

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic:
Net income	$13,699	$88,469	$12,780	$144,618
Less income allocated to participating securities	(333)	(3,660)	(618)	(4,663)
Net income attributable to common stock	$13,366	$84,809	$12,162	$139,955
Earnings per share, basic	$0.75	$4.80	$0.69	$7.85
Weighted-average shares outstanding	17,828	17,677	17,746	17,840
Diluted:
Net income	$13,699	$88,469	$12,780	$144,618
Less income allocated to participating securities	(333)	(3,659)	(618)	(4,657)
Net income attributable to common stock	$13,366	$84,810	$12,162	$139,961
Earnings per share, diluted	$0.75	$4.80	$0.68	$7.84
Weighted-average shares outstanding(1)	17,828	17,677	17,746	17,840
Dilutive effect of restricted stock	78	211	195	168
Adjusted weighted-average shares outstanding under treasury stock method	17,906	17,888	17,941	18,008
Participating securities excluded under two-class method	(37)	(205)	(105)	(147)
Adjusted weighted-average shares outstanding under two-class method	17,869	17,683	17,836	17,861

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2024
(Unaudited)

Airline operating expense, airline income before income taxes, airline net income, and airline diluted earnings per share all eliminate the effects of non-airline activity as such activity is not reflective of airline operating performance. We also present these airline-only metrics excluding special charges related to aircraft accelerated depreciation on early retirement of certain airframes and a ratification bonus for the new collective bargaining agreement for our flight attendants. Management believes the exclusion of these special charges enhances comparability of financial information between periods. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

We also present both operating expense and CASM excluding aircraft fuel expense and excluding the ratification bonus to our flight attendants. Fuel price volatility impacts the comparability of year over year financial performance as does the one-time payment of the ratification bonus. We believe the adjustments for fuel expense and ratification bonus allow investors to better understand our non-fuel costs and related performance.

We present consolidated operating income, EBITDA, and diluted earnings per share excluding Sunseeker special charges, net of recoveries, and airline special charges, to exclude the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker and to exclude aircraft accelerated depreciation on early retirements of certain airframes and the ratification bonus to our flight attendants. Management believes these measures enhance comparability of financial information between periods.

Consolidated EBITDA, Consolidated EBITDA excluding special charges, Airline EBITDA excluding special charges, estimated airline only and consolidated earnings (loss) per share excluding special charges, and Sunseeker estimated EBITDA, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude non-airline activity and special charges. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and Airline EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating expenses, operating income, income before income taxes, net income, and net income per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, income before income taxes, net income, earnings per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net income and earnings per share excluding special charges net of recoveries (millions except share and per share amounts)
Net income as reported (GAAP)	$13.7	$88.5	12.8	144.6
Plus (minus) special charges(2)	18.1	(11.2)	31.2	(12.8)
Plus income tax expense (GAAP)	4.3	27.9	3.9	46.1
Minus adjusted income tax expense, excluding effect of special charges	(3.6)	(24.9)	(5.0)	(42.4)
Net income excluding special charges net of recoveries(1)(2)	32.5	80.2	42.9	135.6
Net income allocated to participating securities	(0.8)	(3.3)	(1.2)	(4.4)
Net income attributable to common stock excluding special charges net of recoveries(1)(2)	31.7	76.9	41.7	131.2

Diluted shares used for computation (thousands)	17,869	17,683	17,836	17,861

Diluted earnings per share as reported (GAAP)	$0.75	$4.80	$0.68	$7.84
Diluted earnings per share excluding special charges net of recoveries(1)(2)	$1.77	$4.35	$2.34	$7.35

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of airline net income excluding special charges and airline earnings per share excluding special charges (millions except share and per share amounts)
Net income as reported (GAAP)	$13.7	$88.5	$12.8	$144.6
Plus (minus) non-airline (income) loss before taxes	17.5	(6.0)	31.3	(1.5)
Plus airline special charges(2)	20.1	—	35.0	—
Plus income tax expense (GAAP)	4.3	27.9	3.9	46.1
Minus airline adjusted income tax expense, excluding effect of special charges	(14.6)	(26.2)	(22.2)	(45.0)
Airline net income, excluding special charges(1)(2)	41.0	84.2	60.8	144.2

Airline net income allocated to participating securities excluding special charges	(1.0)	(3.5)	(1.8)	(4.6)
Airline net income attributable to common stock excluding special charges(1)(2)	40.0	80.7	59.0	139.6

Diluted shares used for computation (thousands)	17,869	17,683	17,836	17,861

Diluted earnings per share as reported (GAAP)	$0.75	$4.80	$0.68	$7.84
Diluted airline earnings per share excluding special charges(1)(2)	$2.24	$4.57	$3.31	$7.81

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of airline operating expense, operating income, and income before income taxes excluding special charges (millions)
Operating expense as reported (GAAP)	$631.4	$550.4	$1,272.3	$1,105.2
Non-airline operating expense	28.9	(5.9)	61.5	(3.2)
Airline operating expense	602.5	556.3	1,210.8	1,108.4
Airline special charges(2)	20.1	—	35.0	—
Airline operating expense, excluding special charges(1)(2)	$582.4	$556.3	$1,175.8	$1,108.4

Operating income as reported (GAAP)	$34.9	$133.4	$50.3	$228.3
Plus (minus) non-airline operating (income) loss	12.1	(5.9)	20.8	(3.2)
Plus airline special charges(2)	20.1	—	35.0	—
Airline operating income, excluding special charges(1)(2)	$67.0	$127.5	$106.2	$225.1
Airline operating margin, excluding special charges(2)	10.3%	18.6%	8.3%	16.9%

Income before income taxes as reported (GAAP)	$18.0	$116.3	$16.7	$190.8
Plus (minus) non-airline loss (income) before income taxes	17.5	(6.0)	31.3	(1.5)
Plus airline special charges(2)	20.1	—	35.0	—
Airline income before income taxes, excluding special charges(1)(2)	$55.6	$110.4	$83.0	$189.2

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of operating income excluding special charges (millions)
Operating income as reported (GAAP)	$34.9	$133.4	$50.3	$228.3
Special charges	18.1	(11.2)	31.2	(12.8)
Operating income, excluding special charges(1)(2)	$53.0	$122.2	$81.6	$215.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of airline operating CASM excluding fuel and special charges (millions)
Consolidated operating expense (GAAP)	$631.4	$550.4	$1,272.3	$1,105.2
Less fuel expense	170.1	162.6	340.1	352.2
Less non-airline operating expense	28.9	(5.9)	61.5	(3.2)
Less airline special charges(2)	20.1	—	35.0	—
Total airline operating expense less fuel and airline special charges(1)(2)	$412.3	$393.7	$835.7	$756.2

System available seat miles (millions)	5,013.2	5,053.5	9,785.2	9,731.2
Cost per available seat mile (cents)	12.59	10.89	13.00	11.36
Airline-only cost per available seat mile (cents)	12.02	11.01	12.38	11.39
Airline-only cost per available seat mile excluding fuel and airline special charges (cents)(2)	8.23	7.79	8.54	7.77

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Consolidated EBITDA and Consolidated EBITDA excluding special charges (millions)
Net income as reported (GAAP)	$13.7	$88.5	$12.8	$144.6
Interest expense, net	16.8	17.0	33.5	37.4
Income tax expense	4.3	27.9	3.9	46.1
Depreciation and amortization	65.4	53.9	129.2	108.6
Consolidated EBITDA(1)	$100.2	$187.3	$179.4	$336.7
Special charges, net of recoveries(2)	18.1	(11.2)	31.2	(12.8)
Consolidated EBITDA, excluding special charges(1)(2)	$118.3	$176.1	$210.6	$323.9

Airline EBITDA excluding special charges (millions)
Income before taxes as reported (GAAP)	$18.0	$116.3	$16.7	$190.8
Plus (minus) non-airline loss (income) before taxes	17.5	(6.0)	31.3	(1.5)
Plus airline special charges(2)	20.1	—	35.0	—
Airline income before taxes, excluding special charges(1)(2)	$55.6	$110.4	$83.0	$189.2
Airline interest expense, net	11.4	17.1	23.0	35.8
Airline depreciation and amortization	59.3	53.8	117.2	108.5
Airline EBITDA, excluding special charges(1)(2)	$126.3	$181.3	$223.3	$333.5

(1)Denotes non-GAAP figure.
(2)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period (sometimes referred to as the Sunseeker special charges). In 2024, we also recognized special charges for aircraft accelerated depreciation related to our revised fleet plan and for a ratification bonus paid to flight attendants in connection with our new collective bargaining agreement. The accelerated depreciation and ratification bonus are sometimes referred to as the airline special charges. We sometimes refer to all special charges as “specials” in this earnings release.
*    Note that amounts may not recalculate due to rounding